Exhibit 5.3

The Directors BT Telecommunications plc BT Centre 81 Newgate Street London EC1A 7AJ England		LONDON
65 Fleet Street London EC4Y 1HS
T + 44 20 7936 4000
F + 44 20 7832 7001
LDE No 23
	W	freshfields.com

	DOC ID	LON19545053
	OUR REF	TWJ
	CLIENT MATTER NO.	102169-0112

22 June 2012

Ladies And Gentlemen

British Telecommunications plc

1. In connection with the automatic shelf registration statement on Form F-3 (the Registration Statement) of British Telecommunications plc, a public limited company incorporated under the laws of England and Wales (the Company), under the Securities Act of 1933 (the Securities Act), we have been requested to render our opinion on certain matters in connection with the Registration Statement and the issue of the Notes (as defined below). The Registration Statement relates to the registration under the Securities Act of the issuance and sale of the Company’s debt securities (the Debt Securities), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency.

2. We are acting as English legal advisers to you, the Company, for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a) the Registration Statement;

(b) a copy of the current Articles of Association of the Company as at 5 August 2010;

(c) a copy of the Company’s Certificate of Incorporation dated 1 April 1984, issued by the Registrar of Companies of England and Wales;

(d) the indenture dated 12 December 2000 (the Original Indenture) between the Company and Law Debenture Trust Company of New York, as trustee (the Trustee), and as successor

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trustee to Citibank, N.A., as supplemented by the first supplemental indenture dated 12 December 2000 (the First Supplemental Indenture) between the Company and the Trustee and the second supplemental indenture dated 12 December 2007 (the Second Supplemental Indenture) between the Company and the Trustee, and the third supplemental indenture dated 22 June 2012 (the Third Supplemental Indenture and, together with the Original Indenture, the First Supplemental Indenture, and the Second Supplemental Indenture, the Indenture) between the Company and the Trustee pursuant to which the $750,000,000 2.000% Senior Notes and the $500,000,000 Floating Rate Senior Notes (the Notes) will be issued;

(e) a company search carried out on 22 June 2012 (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at Companies House in Cardiff and Wales (the Company Search) and conducted an oral winding up enquiry of the Central Registry of Winding up Petitions carried out on 22 June 2012 (the Winding up Enquiry);

(g) a certificate issued to us by the Company Secretary of the Company dated 22 June 2012 (the Secretary’s Certificate);

(h) an extract from the minutes of a meeting of the board of directors of the Company held on 16 May 2012 relating to the filing of the Registration Statement and the issue of the Debt Securities; and

(i) an officer’s certificate specifying the terms and conditions of the Notes pursuant to Section 301 of the Indenture (the Officer’s Certificate),

and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

3. This opinion is confined to matters of English law as at the date of this opinion and is governed by and should be construed in accordance with English law. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. In particular, we express no opinion on European Community law as it affects any jurisdiction other than England. We also express no opinion as to whether or not a foreign court (applying its own conflict of law rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law or uphold the terms of Debt Securities or the Notes.

Assumptions

4. In considering the above documents and in rendering this opinion, we have assumed:

(a) the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b) the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c) that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d) that each of the statements contained in the Secretary’s Certificate is true and correct as at the date hereof;

(e) that the Indenture has not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Indenture is not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

(f) that the information revealed by the Company Search: (i) was accurate in all respects and has not since the time of such search been altered; and (ii) was complete, and included all relevant information required to be properly submitted to the Registrar of Companies; and

(g) that the information revealed by our Winding up Enquiry was accurate in all respects and has not since the time of such enquiry been altered.

Opinion

5. On the basis of and subject to the foregoing and the matters set out in paragraph 6 below and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that:

(a) the Company has been duly incorporated in the United Kingdom and registered in England and Wales as a public limited company;

(b) the Company has the requisite corporate power and capacity to issue, deliver and perform its obligations under, when issued, the Notes in accordance with the terms of the Indenture; and

(c) the Company has taken the steps required under English law and its Articles of Association to authorise the Company to enter into and perform its obligations under, when issued, the Notes.

Observations

6. It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

7. We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder. A separate opinion as to the Federal law of the United States and the laws of the State of New York law is being filed as part of the Registration Statement.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP

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